EXHIBIT 99.1

                   JOINT ACQUISITION STATEMENT
                   PURSUANT TO RULE13d-1(f)(1)

     The undersigned acknowledge and agree that the foregoing Amendment No. 6 to the statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to the statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or her contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the other, except to the extent that he or she knows or has reason to believe that such information is inaccurate.

                              /s/ Roland M. Howell
                              Roland M. Howell

                              Date: December 17, 1998


                              /s/ Dorothy V. Howell
                              Dorothy V. Howell

                              Date: December 17, 1998